                                                                     EXHIBIT 4.4




                       AMENDMENT NO. 2 TO CREDIT AGREEMENT


         This Amendment dated as of July 29, 2004 between COMPUWARE CORPORATION, a Michigan corporation (herein called "Company") and COMERICA BANK, a Michigan banking corporation (herein called "Bank").

                                R E C I T A L S:

         A. Company and Bank entered into that certain Credit Agreement dated as of May 3, 2003 which was amended by the Amendment No. 1 to Credit Agreement dated as of April 30, 2004 (as amended, the "Agreement").

         B.   Company and Bank desire to amend the Agreement as set forth below.

         NOW, THEREFORE, the parties agree as follows:

         1. The definition of "Maturity Date" in Section 1 of the Agreement is amended by replacing the term "July 29, 2004" with the term "July 28, 2005."

         2.   The Schedule 6.8 attached hereto is substituted for the Schedule
              6.8 attached to the Agreement.

         3.   The Schedule 8.7 attached hereto is substituted for the Schedule
              8.7 attached to the Agreement.

         4. The above amendments shall be effective as of the date hereof upon Bank's receipt of (a) this Amendment duly executed and delivered by Company and Bank, (b) a facility fee in the amount of $150,000 payable by Company to Bank and (c) the opinion of Thomas Costello, Jr., General Counsel and Secretary of the Company, as to the due organization and good standing of the Company and the Guarantor, the Company's and Guarantor's due authorization of this Amendment, this Amendment's non-contravention with law or the terms of the Company's and the Guarantor's respective organizational documents, any required governmental consents or approvals and such other opinions as the Bank may reasonably request.

         5. Except as expressly modified hereby, all of the terms and conditions of the Agreement shall remain full force and effect.

         6. Company hereby represents and warrants that, after giving effect to the amendments contained herein, (a) execution, delivery and performance of this Amendment and any other documents and instruments required under this Amendment or the Agreement are within Company's corporate powers, have been duly authorized, are not in contravention of law or the terms of Company's Articles of Incorporation or Bylaws, and do not require the consent or approval of any governmental body, agency, or authority; and this Amendment and any other documents and instruments required under this Amendment or the Agreement, will be valid and binding in accordance with their terms; (b) the continuing representations and warranties of Company set forth in Sections 6.1 through 6.10 of the Agreement are true and correct on and as of the date hereof with the same force and effect as if made on and as of the date hereof, substituting, in the case of the representations and warranties set forth in Sections 6.5 and 6.6, the date March 31, 2004 for the date March 31, 2002, and (c) no Default or Event of Default has occurred and is continuing as of the date hereof. Without limiting the foregoing and for the avoidance of doubt, Company hereby represents and warrants that the execution, delivery and performance of this Amendment are within Company's corporate powers, have been duly authorized, are not in contravention of law or Company's organizational documents or of the un-waived terms of any indenture, agreement or undertaking to which Company is a party or by which it is bound and do not require the consent or approval of any governmental body, agency or authority; and this Amendment is the valid and binding obligation of Company, enforceable against Company in accordance with its terms.

         7.   This Amendment may be executed in counterparts as provided in
              Section 10.12 of the Agreement

         Executed as of the date first written above.



COMERICA BANK                                  COMPUWARE CORPORATION



By:  /s/ Timothy H. O'Rourke                   By:  /s/ Laura Fournier
----------------------------                        ------------------
Timothy H. O'Rourke                                 Laura Fournier
Its: Vice President                            Its: Senior Vice President and
                                                    Chief Financial Officer

                           ACKNOWLEDGMENT OF GUARANTOR

         The undersigned is the Guarantor under that certain Guaranty dated May 2, 2003 ("Guaranty") made by the undersigned in favor of Comerica Bank ("Bank") with respect to the obligations and liabilities of Compuware Corporation, a Michigan corporation ("Company") to Bank. The undersigned (a) acknowledges the execution and delivery of the foregoing Amendment, (b) affirms each of its obligations to Bank under the Guaranty, and (c) acknowledges and agrees that the Guaranty remains in full force and effect in accordance with its terms and that the undersigned has no defense, counterclaim or setoff to its obligations under the Guaranty.

Dated:   July 29, 2004
                                            COMPUWARE INTERNATIONAL I LLC

                                            By:  Compuware Corporation
                                            Its: Sole Member

                                            By:  /s/ Laura Fournier
                                                 ------------------
                                                 Laura Fournier
                                            Its: Senior Vice President and
                                                 Chief Financial Officer

                                  SCHEDULE 6.8

                                  SUBSIDIARIES

NAME                                                JURISDICTION OF INCORPORATION
Compuware A.B.......................................           Sweden
Compuware AG........................................           Switzerland
Compuware Nordic AS.................................           Norway
Compuware A/S.......................................           Denmark
Compuware Asia-Pacific Holdings Ltd.................           Hong Kong
Compuware Asia Pacific Limited......................           Hong Kong
Compuware Asia Pacific Pte. Ltd.....................           Singapore
Compuware Asia-Pacific Pty. Ltd.....................           Australia
Compuware B.V.......................................           Netherlands
Compuware Corporation of Canada.....................           Canada
Compuware de Mexico.................................           Mexico
Compuware do Brasil S/A.............................           Brazil
Compuware Europe B.V................................           Netherlands
Compuware Foreign Sales Corporation.................           Barbados
Compuware Global Services, Inc......................           Michigan
Compuware Austria GmbH..............................           Austria
Compuware International I LLC.......................           Michigan
Compuware Japan Corporation.........................           Japan
Compuware Korea Ltd.................................           Korea
Compuware Ltd.......................................           United Kingdom
Compuware NV/SA.....................................           Belgium
Compuware Overseas Holding Corporation..............           Michigan
Compuware S.A.......................................           Spain
Compuware S.A.R.L...................................           France
Compuware GmbH......................................           Germany
Compuware System Software B.V.......................           Netherlands
Compuware SpA.......................................           Italy
Reliant Data Systems Inc. ..........................           Delaware
Changepoint EMEA  .................................            France
Changepoint France  ..................................         France
Changepoint International SRL  ..................              Barbados

                                  SCHEDULE 8.7

                  NON-ARMS LENGTH TRANSACTIONS WITH AFFILIATES



Foresee Results, Inc.               $5,433,000.00             Aggregate loan made to Foresee pursuant to:

                                                                -  Promissory Note issued in favor of
                                                                   Compuware Corporation dated June 18,
                                                                   2002 in the amount of $1,500,000

                                                                -  Promissory Note issued in favor of
                                                                   Compuware Corporation dated September
                                                                   18, 2002 in the amount of $1,500.000

                                                                -  Promissory Note issued in favor of
                                                                   Compuware Corporation dated March 7,
                                                                   2003 in the amount of $500.000

                                                                -  Promissory Note issued in favor of
                                                                   Compuware Corporation dated May 14,
                                                                   2003 in the amount of $500.000

                                                                -  Promissory Note issued in favor of
                                                                   Compuware Corporation dated June 27,
                                                                   2003 in the amount of $500.000

                                                                -  Promissory Note issued in favor of
                                                                   Compuware Corporation dated September
                                                                   16, 2003 in the amount of $500.000

                                                                -  Promissory Note issued in favor of
                                                                   Compuware Corporation dated December
                                                                   12, 2003 in the amount of $333,000

                                                                -  Promissory Note issued in favor of
                                                                   Compuware Corporation dated July 28,
                                                                   2004 in the amount of $100,000


CareTech Solutions, Inc.           $19,166,666.76             Original loan amount made to CareTech
                                                              pursuant to Promissory Note issued in favor
                                                              of Compuware Corporation dated January 1,
                                                              2002 Current Balance as of the date of
                                                              Schedule $15,271,490.36

IBM Credit Corporation             $12,500,000.00             Continuing Limited Parent Guaranty, dated
                                                              December 9, 1999, guaranteeing CareTech
                                                              obligations under a Transaction Agreement
                                                              with regard to the acquisition of certain
                                                              IBM computer hardware